Exhibit 99.01

OGE Energy Corp. reports second quarter 2026 results

OKLAHOMA CITY — OGE Energy Corp. (NYSE: OGE), the parent company of Oklahoma Gas and Electric Company ("OG&E"), today reported earnings of $0.56 per diluted share during the three months that ended June 30, 2026, compared to $0.53 per diluted share in the second quarter 2025.

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OG&E, a regulated electric company, contributed earnings of $0.58 per diluted share in the second quarter, compared to earnings of $0.53 per diluted share in the second quarter 2025.
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Other operations, which includes the holding company, contributed a loss of $0.02 per diluted share compared to breakeven results in the second quarter of 2025.

"Our second-quarter results reflect the strength of our business and the disciplined execution of our team as we advance investments that support reliable, affordable service for customers,” said Sean Trauschke, Chairman, President, and CEO of OGE Energy Corp. “We are making significant progress on initiatives that position OG&E for incremental growth while maintaining a strong focus on protecting existing customers as we prepare to serve new large-load opportunities and support economic development."

Second Quarter 2026 results

OG&E contributed net income of $120.1 million, or $0.58 per diluted share, in the second quarter compared to $107.7 million, or $0.53 per diluted share, in the same period 2025. The increase in net income was primarily due to increased recovery of capital investments and lower interest expense, partially offset by increased operation and maintenance expenses.

Other Operations resulted in a loss of $3.8 million, or $0.02 per diluted share, in the second quarter compared to a loss of $0.2 million, in the same period 2025. The increased loss was primarily due to higher interest expense and a one-time benefit related to legacy midstream operations recognized in 2025, which was partially offset by increased other income.

OGE Energy's net income was $116.3 million or $0.56 per diluted share in the second quarter, compared to earnings of $107.5 million, or $0.53 per diluted share, in the same period 2025.

2026 Outlook

OGE Energy's 2026 consolidated earnings guidance remains unchanged and is projected to be $2.43 per average diluted share, within a range of $2.38 to $2.48 per average diluted share. The guidance assumes, among other things, normal weather for the remainder of the year. OG&E has significant seasonality in its earnings due to weather on a year-over-year basis.

See OGE Energy’s 2025 Form 10-K for other key factors and assumptions underlying its 2026 guidance.

Conference Call Webcast

OGE Energy Corp. will host an earnings and business update conference call on Wednesday, July 29, 2026, at 8 a.m. CDT. The conference will be available through the Investor Center at www.oge.com.

Some of the matters discussed in this news release may contain forward-looking statements that are subject to certain risks, uncertainties and assumptions. Such forward-looking statements are intended to be identified in this document by the words "anticipate," "believe," "estimate," "expect," "forecast," "intend," "objective," "plan," "possible," "potential," "project," "target" and similar expressions. Actual results may vary materially. Factors that could cause actual results to differ materially from the forward-looking statements include, but are not limited to: general economic conditions, including the availability of credit, access to existing lines of credit, access to the commercial paper markets, actions of rating agencies and inflation rates, and their impact on capital expenditures; the ability of the Company to access the capital markets and obtain financing on favorable terms, as well as inflation rates and monetary fluctuations; the ability to obtain timely and sufficient rate relief to allow for recovery of items such as capital expenditures, fuel and purchased power costs, operating costs, transmission costs and deferred expenditures; prices and availability of electricity, coal and natural gas; competitive factors, including the extent and timing of the entry of additional competition in the markets served by the Company, potentially through deregulation; the impact on demand for the Company's services resulting from cost-competitive advances in technology, such as distributed electricity generation and customer energy efficiency programs; technological developments, changing markets and other factors that result in competitive disadvantages and create the potential for impairment of existing assets; factors affecting utility operations such as unusual weather conditions; catastrophic weather-related damage; unscheduled generation outages; unusual maintenance or repairs; unanticipated changes to fossil fuel, natural gas or coal supply costs or availability due to higher demand, shortages, transportation problems or other developments; environmental incidents; or electric transmission or gas pipeline system constraints; availability and prices of raw materials and equipment for current and future construction projects; the effect of retroactive pricing of transactions in the SPP markets, adjustments in market pricing mechanisms by the SPP, or allocation of transmission upgrade costs; federal or state legislation and regulatory decisions and initiatives that affect cost and investment recovery, have an impact on rate structures or affect the speed and degree to which competition enters the Company's markets; environmental laws, safety laws or other regulations that may impact the cost of operations, restrict or change the way the Company's facilities are operated or result in stranded assets; the ability of the Company to meet future capacity requirements mandated by the SPP, which could be impacted by future load growth, environmental regulations, and the availability of resources; changes in accounting standards, rules or guidelines; the discontinuance of accounting principles for certain types of rate-regulated activities; the cost of protecting assets against, or damage due to, terrorism or cyberattacks, including the Company losing control of its assets and potential ransoms, and other catastrophic events; the availability, cost, coverage and terms of insurance; changes in the use, perception or regulation of generative artificial intelligence technologies, which could limit the Company's ability to utilize such technology, create risk of enhanced regulatory scrutiny, generate uncertainty around intellectual property ownership, licensing or use, or which could otherwise result in risk of damage to the Company's business, reputation or financial results; creditworthiness of suppliers, customers and other contractual parties, including large, new customers from industries such as cryptocurrency and data centers; social attitudes regarding the electric utility and power industries; identification of suitable investment opportunities to enhance shareholder returns and achieve long-term financial objectives through business acquisitions and divestitures; increased pension and healthcare costs; national and global events that could adversely affect and/or exacerbate macroeconomic conditions, including inflationary pressures, interest rate fluctuations, supply chain disruptions, economic recessions, pandemic health events, tariffs and uncertainty surrounding continued hostilities or sustained military campaigns, and their collateral consequences; costs and other effects of legal and administrative proceedings, settlements, investigations, claims and matters, including, but not limited to, those described in the Company's Form 10-Q for the quarter ended June 30, 2026; and other risk factors listed in the reports filed by the Company with the Securities and Exchange Commission, including those listed within the Company's most recent Form 10-K for the year ended December 31, 2025.

Note: Condensed Consolidated Statements of Income for OGE Energy Corp., Condensed Statements of Income and Comprehensive Income for Oklahoma Gas & Electric Company, and Financial and Statistical Data for Oklahoma Gas & Electric Company attached.

OGE ENERGY CORP.

CONDENSED CONSOLIDATED STATEMENTS OF INCOME

(Unaudited)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
(In millions, except per share data)	2026	2025	2026	2025
OPERATING REVENUES
Revenues from contracts with customers	$688.0	$719.7	$1,424.7	$1,460.8
Other revenues	23.9	21.9	39.8	28.5
Operating revenues	711.9	741.6	1,464.5	1,489.3
FUEL, PURCHASED POWER AND DIRECT TRANSMISSION EXPENSE	217.7	261.1	554.4	585.1
OPERATING EXPENSES
Other operation and maintenance	138.7	127.1	275.2	248.9
Depreciation and amortization	138.1	140.6	274.5	278.0
Taxes other than income	25.8	26.2	55.7	57.4
Operating expenses	302.6	293.9	605.4	584.3
OPERATING INCOME	191.6	186.6	304.7	319.9
OTHER INCOME (EXPENSE)
Allowance for equity funds used during construction	7.3	6.0	14.8	13.0
Other net periodic benefit expense	(2.6)	(2.9)	(5.2)	(5.5)
Other income	15.3	17.2	28.9	24.2
Other expense	(7.1)	(5.2)	(19.4)	(9.7)
Net other income	12.9	15.1	19.1	22.0
INTEREST EXPENSE
Interest on long-term debt	71.6	66.6	137.9	128.0
Allowance for borrowed funds used during construction	(3.4)	(3.7)	(7.0)	(8.2)
Interest on short-term debt and other interest charges	(1.5)	9.3	(4.3)	19.7
Interest expense	66.7	72.2	126.6	139.5
INCOME BEFORE TAXES	137.8	129.5	197.2	202.4
INCOME TAX EXPENSE	21.5	22.0	30.7	32.2
NET INCOME	$116.3	$107.5	$166.5	$170.2
BASIC AVERAGE COMMON SHARES OUTSTANDING	206.5	201.3	206.4	201.3
DILUTED AVERAGE COMMON SHARES OUTSTANDING	207.8	202.1	207.5	202.0
BASIC EARNINGS PER AVERAGE COMMON SHARE	$0.56	$0.53	$0.81	$0.85
DILUTED EARNINGS PER AVERAGE COMMON SHARE	$0.56	$0.53	$0.80	$0.84

OKLAHOMA GAS AND ELECTRIC COMPANY

CONDENSED STATEMENTS OF INCOME AND COMPREHENSIVE INCOME

(Unaudited)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
(In millions)	2026	2025	2026	2025
OPERATING REVENUES
Revenues from contracts with customers	$688.0	$719.7	$1,424.7	$1,460.8
Other revenues	23.9	21.9	39.8	28.5
Operating revenues	711.9	741.6	1,464.5	1,489.3
FUEL, PURCHASED POWER AND DIRECT TRANSMISSION EXPENSE	217.7	261.1	554.4	585.1
OPERATING EXPENSES
Other operation and maintenance	138.6	126.3	275.4	248.1
Depreciation and amortization	138.1	140.6	274.5	278.0
Taxes other than income	25.8	26.2	55.7	57.4
Operating expenses	302.5	293.1	605.6	583.5
OPERATING INCOME	191.7	187.4	304.5	320.7
OTHER INCOME (EXPENSE)
Allowance for equity funds used during construction	7.3	6.0	14.8	13.0
Other net periodic benefit expense	(2.5)	(2.6)	(5.0)	(5.1)
Other income	6.4	4.1	9.1	9.4
Other expense	(0.6)	(0.5)	(1.4)	(1.4)
Net other income	10.6	7.0	17.5	15.9
INTEREST EXPENSE
Interest on long-term debt	65.9	60.8	126.5	116.4
Allowance for borrowed funds used during construction	(3.4)	(3.7)	(7.0)	(8.2)
Interest on short-term debt and other interest charges	(4.1)	6.3	(11.1)	12.0
Interest expense	58.4	63.4	108.4	120.2
INCOME BEFORE TAXES	143.9	131.0	213.6	216.4
INCOME TAX EXPENSE	23.8	23.3	35.6	37.7
NET INCOME	$120.1	$107.7	$178.0	$178.7
Other comprehensive income, net of tax	—	—	—	—
COMPREHENSIVE INCOME	$120.1	$107.7	$178.0	$178.7

OKLAHOMA GAS AND ELECTRIC COMPANY

FINANCIAL AND STATISTICAL DATA

	Three Months Ended		Six Months Ended
	June 30,		June 30,
(Dollars in millions)	2026	2025	2026	2025
Operating revenues by classification:
Residential	$261.1	$261.0	$521.5	$548.3
Commercial	215.6	225.9	427.6	434.7
Industrial	56.5	60.2	117.2	122.4
Oilfield	49.3	53.2	107.7	112.4
Public authorities and street light	62.3	64.5	124.2	125.3
System sales revenues	644.8	664.8	1,298.2	1,343.1
Provision for rate refund	—	—	—	3.0
Integrated market	27.4	26.3	74.7	47.6
Transmission	30.5	42.1	71.2	81.9
Other	9.2	8.4	20.4	13.7
Total operating revenues	$711.9	$741.6	$1,464.5	$1,489.3
MWh sales by classification (In millions)
Residential	2.3	2.1	4.4	4.6
Commercial	3.3	3.1	6.1	5.8
Industrial	1.0	1.0	2.0	2.0
Oilfield	1.1	1.0	2.2	2.1
Public authorities and street light	0.7	0.7	1.4	1.4
System sales	8.4	7.9	16.1	15.9
Integrated market	0.4	0.2	0.7	0.4
Total sales	8.8	8.1	16.8	16.3
Number of customers	917,157	909,131	917,157	909,131
Weighted-average cost of energy per kilowatt-hour (In cents)
Natural gas	3.438	3.498	5.173	4.265
Coal	2.662	2.761	2.620	2.751
Total fuel	3.086	3.120	4.208	3.508
Total fuel and purchased power	2.406	3.076	3.179	3.437
Degree days (A)
Heating - Actual	127	156	1,510	2,056
Heating - Normal	250	250	2,139	2,139
Cooling - Actual	772	579	864	598
Cooling - Normal	553	553	563	563
(A)
Degree days are calculated as follows: The high and low degrees of a particular day are added together and then averaged. If the calculated average is above 65 degrees, then the difference between the calculated average and 65 is expressed as cooling degree days, with each degree of difference equaling one cooling degree day. If the calculated average is below 65 degrees, then the difference between the calculated average and 65 is expressed as heating degree days, with each degree of difference equaling one heating degree day. The daily calculations are then totaled for the particular reporting period. The calculation of heating and cooling degree normal days is based on a 30-year average and weighted on a jurisdictional split.